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                                                                    EXHIBIT 99.1



NEWS RELEASE -- OCTOBER 16, 2002
Email: investor_relations@smartire.com
Contact: Susan Mader
1.800.982.2001/604.276.9884


    SMARTIRE SIGNS SUPPLY AGREEMENT WITH PIRELLI FOR TIRE MONITORING SYSTEMS

RICHMOND, BRITISH COLUMBIA, CANADA / MILAN, ITALY -- October 16, 2002 -- SmarTire Systems (Nasdaq: SMTR) and Pirelli Pneumatici have signed a Supply Agreement for tire monitoring systems that measure pressure and temperature of car, truck and motorcycle tires. Produced by SmarTire and tested and certified by Pirelli, the products will be marketed and sold under the name X-Pressure(TM). The systems will go on sale by the end of 2002 through Pirelli's tire distribution channels in Italy, Germany, United Kingdom, Spain and Switzerland.

"This Supply Agreement with Pirelli represents an important milestone in SmarTire's multi-faceted strategy for selling tire monitoring solutions into the marketplace," says Robert Rudman, President and Chief Executive Officer of SmarTire Systems Inc. "The tire industry is rapidly moving toward the development and marketing of the 'intelligent tire.' Through this new relationship with Pirelli, SmarTire can capitalize on this important trend within the tire industry."

For Pirelli, this agreement with SmarTire is a first step in its strategy to develop a tire able to actively interact with the vehicle system. The Pirelli TPMS -- Tire Pressure Monitoring System is the first of a family of products destined to transform the tire from a passive component into an intelligent system that contributes to the global control of the vehicle in terms of safety, comfort and performance.

"The careful attention that Pirelli always pays to the safety of its customers and its profound knowledge of tire technology have led us to take this fundamental step," said Francesco Gori, Managing Director of the Pirelli Tyre Sector. "The data gathered by X-Pressure on the status of the air pressure inside the tire will ensure the control at any time of the tire's functionality, which will greatly increase safety and performance. Today, a new phase begins in the evolution of Pirelli tires which will see the tire increasingly integrated into and able to dialogue with the other vehicle management and control systems."

SmarTire is a pioneer and market leader in the development of direct measurement tire monitoring technology for all sectors of the automotive and transportation industries. With the National Highway Traffic Safety Administration (NHTSA) rulemaking that requires the installation of tire pressure monitoring systems in all passenger vehicles and light trucks beginning November 1, 2003, there is substantial market potential for SmarTire technologies and products.

Incorporated in 1987, SmarTire is a public company with offices in Canada and the United Kingdom. Additional information can be found at www.smartire.com.


"AL KOZAK"



Al Kozak
Chief Operating Officer


This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the anticipated demand for tire monitoring technology, sales of SmarTire's products and technology to original equipment manufacturers, the size of the market, the impact and scope of the new United States legislation, and the technical uncertainty of future products. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, and specific risks such as the uncertainty of the requirements demanded and timing specified by U.S. government, reliance on third party manufacturers to product SmarTire products and technology, and, the Company's ability to source product components in timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.


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